Exhibit 10.7

AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (REVOLVER)

THIS AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of this 28th day of December, 2018 (the “Amendment Effective Date”), by and among MIDCAP FUNDING X TRUST, a Delaware statutory trust (as successor by assignment from MidCap Funding IV Trust, as successor by assignment from MidCap Financial Trust), individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender., the lenders (individually, each a “Lender” and collectively, the “Lenders”) party to the Credit Agreement (as defined below), ACCURAY INCORPORATED, a Delaware corporation (“Accuray” or “Borrower Representative”), TOMOTHERAPY INCORPORATED, a Wisconsin corporation, and any additional borrower that may hereafter be added to this Agreement (collectively, “Other Borrowers” and, together with Borrower Representative, each individually as a “Borrower”, and collectively as “Borrowers”).

RECITALS

A.Borrowers, Agent and the Lenders are party to that certain Credit and Security Agreement dated as of June 14, 2017, as previously amended and modified (as amended hereby, and as may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lenders agreed to make available to Borrowers a revolving loan facility in the maximum principal amount of $32,000,000 at any time outstanding.  Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement, as amended hereby.

B.Borrowers have requested certain amendments to the Credit Agreement all as set forth herein.

C.The parties now agree to amend and modify the Credit Agreement all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.Specific Amendments to Credit Agreement.

(a)New definitions of Alternative Interest Rate Amendment, Alternative Interest Rate Election Event and Third Amendment Effective Date are added to Section 1.1 of the Credit Agreement in alphabetical order to read as follows:

““Alternative Interest Rate Amendment” has the meaning set forth in Section 2.1(b)(iv)(E).”

““Alternative Interest Rate Election Event” has the meaning set forth in Section 2.1(b)(iv)(E).”

““Third Amendment Effective Date” means December 28, 2018.”

(b)A new Section 2.1(b)(iv)(E) of the Credit Agreement is hereby added to read as follows:

“(E) If at any time Agent determines in good faith (which determination shall be conclusive absent manifest error) that either (1) the circumstances set forth in subparagraph (C) of this Section 2.1(b)(iv) have arisen and such circumstances are unlikely to be temporary or (2) the circumstances set forth in subparagraph (C) of this Section 2.1(b)(iv) have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (1) or (2), an “Alternative Interest Rate Election Event”), Agent (acting at the direction of the Required Lenders) and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to any evolving or the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time (provided, to the extent such prevailing market convention is not administratively feasible for Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by Agent, which application shall in no event result in a higher cost of funding than Loans bearing interest at the Base Rate), and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (an “Alternative Interest Rate Amendment”) (and the Lenders hereby (A) authorize and direct Agent to execute and deliver any such amendment in respect of which the Required Lenders have indicated in writing to Agent that such amendment (and the alternate interest rate specified therein) is satisfactory to the Required Lenders and (B) acknowledge and agree that Agent shall be entitled to all of the exculpations and indemnifications provided for in this Agreement in favor of Agent in executing and delivering any such amendment). Notwithstanding anything to the contrary in Section 11.16, an Alternative Interest Rate Amendment shall become effective without any further action or consent of any other party to this Agreement.  To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention; provided that, to the extent such prevailing market convention is not administratively feasible for Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Agent.  From such time as an Alternative Interest Rate Election Event has occurred and continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this paragraph, (x) any conversion or continuation request that requests the conversion of any Loan to, or continuation of any Loan at, the LIBOR Rate shall be ineffective, and (y) if any Notice of Borrowing requests a Loan at the LIBOR Rate, such Loan shall be made at the Base Rate; provided that, to the extent such Alternative Interest Rate Election Event is as a result of clause (2) above in this subparagraph (v), then clauses (x) and (y) of this sentence shall apply during such period only if the LIBOR Rate for such Interest Period is not available or published at such time on a current basis.  Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this subparagraph (v) is determined to be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(c)Section 2.2(g) of the Credit Agreement is hereby deleted in its entirety and restated to read as follows:

“(g)Deferred Revolving Loan Origination Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) other than as a result of a refinancing of 100% of the Loans by Agent and all Lenders prior to the Commitment Expiry Date and other than the reduction in the Revolving Loan Commitment on the First Amendment Effective Date, Borrowers shall pay to Agent on the date of such termination, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment terminated by the following applicable percentage amount:  three percent (3%) for the first year following the Third Amendment Effective Date, two percent (2%) for the second year following the Third Amendment Effective Date, and one percent (1%) thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.”

2.Reaffirmation of Security Interest.  Each Borrower hereby expressly acknowledges and agrees that all Liens granted under the Financing Documents extend to and cover all of the obligations of Borrowers and any other Credit Party to Agent and the Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in the Credit Agreement, all of which Liens are hereby ratified, reaffirmed, confirmed and approved.

3.Enforceability.  This Amendment constitutes the legal, valid and binding obligation of Borrowers, and is enforceable against Borrowers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.  Each of the agreements, documents and instruments executed in connection herewith to which a Borrower is a party constitutes the legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.Confirmation of Representations and Warranties.  Each Credit Party represents and warrants to Agent and Lenders that, before and after giving effect to this Amendment:

(a)the representations and warranties of each Credit Party contained in the Financing Documents are true, correct and complete in all material respects (or, if such representation or warranty is, by its terms, qualified by materiality, in all respects) on and as of the date hereof, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty is true, correct and complete in all material respects (or, if such representation or warranty is, by its terms, qualified by materiality, in all respects) as of such earlier date.

(b)The execution and delivery by each Credit Party of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary action, (iii) are not and will not conflict with or result in any breach or contravention of, or the creation of any Lien under, any Material Contract to which any Credit Party is a party, any Organizational Document of any Credit Party, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Party or the property of any Credit Party is subject, (iv) will not violate any applicable Law (including, without limitation, any corporation law, limited liability company law or partnership law of the states in which the Credit Parties are organized), and (v) will not result in a limitation on any material licenses, permits or other governmental approvals applicable to the business, operations or properties of any Credit Party.

(c)This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, are and will be valid, binding, and enforceable against each Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(d)No Event of Default or Default has occurred and is continuing as of the date of this Amendment.

(e)Both before and after giving effect to (a) the Loans to be made or extended on the date hereof, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Credit Parties, (c) the consummation of the transactions contemplated in the Financing Documents, and (e) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are Solvent.

5.Conditions to Effectiveness.  The obligation of Agent and Lenders to enter into this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) that Agent shall have a copy of this Amendment, duly executed by Borrowers, Agent and Required Lenders, in form and substance satisfactory to Agent;

(b)that Agent shall have a copy of the corresponding amendment to the Affiliated Credit Agreement duly executed by the parties thereto, in form and substance satisfactory to Agent; and

(c)all fees payable to Agent or any Lender in connection with the execution of this Amendment shall have been paid.

6.Costs, Fees and Expenses.  In consideration of Agent’s and each Lender’s agreement to enter into this Amendment, Borrowers shall be responsible for the payment of all reasonable costs, fees and expenses of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  All such costs, fees and expenses shall be paid with proceeds of Revolving Loans.

7.Defenses and Setoffs.  Each Credit Party hereby represents and warrants that as of the date hereof, there are no defenses, setoffs, claims or counterclaims which could be asserted against the Agent or the Lenders arising from or in connection with the Credit Agreement or any other Financing Document.

8.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or agreement to such terms, covenants and conditions.

9.No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s or Lenders’ rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

10.Incorporation of Credit Agreement Provisions.  The provisions contained in Section 12.8 (Governing Law; Submission to Jurisdiction) and 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

11.Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

12.Counterparts.  This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.

13.Reference to the Effect on the Financing Documents.  Upon the effectiveness of this Amendment, each reference in any Financing Document to “this Amendment,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to such Financing Document as modified by this Amendment.

(SIGNATURES APPEAR ON FOLLOWING PAGES)

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Amendment as of the day and year first hereinabove set forth.

BORROWER REPRESENTATIVE:	ACCURAY INCORPORATED, a Delaware corporation

	By:	/s/ Shigeyuki Hamamatsu
Shigeyuki Hamamatsu
Chief Financial Officer

OTHER BORROWERS:	TOMOTHERAPY INCORPORATED, a Wisconsin corporation

	By:	/s/ Shigeyuki Hamamatsu
Shigeyuki Hamamatsu
Director

signature page to amendment no. 3 to credit and security agreement (revolver)

CHICAGO/#3235802

AGENT:	MIDCAP FUNDING X TRUST, a Delaware statutory trust

	By:	Apollo Capital Management, L.P.
	Its:	Investment Manager

		By:	Apollo Capital Management GP, LLC
		Its:	General Partner

		By:	/s/ Maurice Amsellem
Maurice Amsellem
Authorized Signatory

LENDER:	MIDCAP FUNDING X TRUST, a Delaware statutory trust
	By:	Apollo Capital Management, L.P.
	Its:	Investment Manager

		By:	Apollo Capital Management GP, LLC
		Its:	General Partner

		By:	/s/ Maurice Amsellem
Maurice Amsellem
Authorized Signatory

signature page to amendment no. 3 to credit and security agreement (revolver)

CHICAGO/#3235802